                                                                    Exhibit 4.56

FIRST AMENDMENT OF SUPPLY CONTRACT FOR NO. K.TEL.31/HK.910/DLD-00/2005, DATED 8
         JULY 2005 FOR TANJUNG PANDAN - PONTIANAK CAPACITY EXPANSION NO.
               K.TEL.01/HK.920/DLD-00/2006, DATED 12 JANUARY 2006.

Parties:               1.   TELKOM; and

                       2.   NEC Corporation ("NEC").

Preceding Contracts:   Supply Contract for Tanjung Pandan - Pontianak Capacity
                       Expansion No. K.TEL.31/HK.910/DLD-00/2005 dated 8 July
                       2005.

Amended Provision:     The parties agree to amend the contract price.

Effective Date:        12 January 2006.